Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-188979) of WESCO International, Inc. of our report dated June 29, 2015, relating to the financial statements and supplemental schedules of the WESCO Distribution, Inc. Retirement Savings Plan, which appear in this Form 11-K for the year ended December 31, 2014 and the period from December 30, 2013 to December 31, 2013.

/s/ BDO USA, LLP
Pittsburgh, Pennsylvania
June 29, 2015